UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

8750 North Central Expressway, Suite 1800

 Dallas, Texas  75231

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On September 27, 2007, the plaintiffs in the purported class action against the Company, the members of the Company’s Board of Directors and GSO Capital Partners LP filed a motion with the District Court of Texas, Collin County, seeking a temporary restraining order to enjoin the special meeting of the Company’s stockholders to adopt the agreement and plan of merger (the “Merger Agreement”) dated as of July 2, 2007 and entered into between the Company and entities formed by funds affiliated with GSO Capital Partners LP.  A hearing with respect to the motion has been scheduled for October 3, 2007.  The Company believes that the claims asserted in this action are without merit and that no grounds exist for the granting of a temporary restraining order.  The Company intends to defend against this suit vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       September 28, 2007

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer